CERTIFICATE OF AMENDMENT

                                       to

                       LIMITED LIABILITY COMPANY AGREEMENT


         The Trustees of First Defined Portfolio Fund, LLC (the "Company"), hereby certify that, in accordance with Section 13.4 of the Limited Liability Company Agreement of the Company, the Trustees of the Company, by unanimous vote duly adopted a resolution amending the Limited Liability Company Agreement of the Company effective as of the 10th day of June, 2002 as follows:

         Section 13.1 of the Limited Liability Company Agreement is hereby amended to read in its entirety:

        Section 13.1. Termination of Company. Unless terminated as provided herein, the Company shall continue without limitation of time. The Company or any series of the Company may be terminated at any time by the Trustees by written notice to the holders of the outstanding Membership Interests of the Company, or such series as the case may be, without a vote of the outstanding Membership Interests of the Company, or of such series, and the Company or any series of the Company may be terminated in accordance with Section 9.1 hereof.

         Upon termination of the Company or any series thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Board of Trustees, the Company shall, in accordance with such procedures as the Board of Trustees consider appropriate, reduce the remaining assets of the Company or of the particular series thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Member of the Company or such series in the manner set forth by resolution of the Board of Trustees.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Company, have executed this instrument as of the day and year first written above.



                   ------------------------------------------------------
                   James A. Bowen
                   1001 Warrenville Road
                   Lisle, Illinois  60532



                   ------------------------------------------------------
                    Richard E. Erickson
                    1001 Warrenville Road
                    Lisle, Illinois  60532



                   ------------------------------------------------------
                    Niel B. Nielson
                    1001 Warrenville Road
                    Lisle, Illinois  60532

STATE OF ILLINOIS          )
                           )  SS
COUNTY OF DUPAGE           )



         Then personally appeared the above named Trustees, known to me to be the trustees of the First Defined Portfolio Fund, LLC, who each acknowledged the foregoing instrument to be his free act and deed, before me this 10th day of June, 2002.



                        ------------------------------------------------------
                         Notary Public

                         My Commission Expires: ______________________________